EXHIBIT 24

                               ZMAX CORPORATION
                                  Schedule II
                       Valuation and Qualifying Accounts


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
                                                                  Additions
                                                  Balance at      Charged to
                                                 Beginning of     Costs and                      Balance at
           Description                              Period         Expenses      Deductions     End of Period
           -----------                           ------------     ----------     ----------     -------------
For the year ended December 31, 1998,
  Allowance for doubtful accounts..............   $   -         $   17,160        $   -          $   17,160
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